EXHIBIT 99.2

A signed original of this written statement required by Section 906 has been provided to Computer Access Technology Corporation and will be retained by Computer Access Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

COMPUTER ACCESS TECHNOLOGY CORPORATION

CERTIFICATION

In connection with the periodic report of Computer Access Technology Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Carmine J. Napolitano, Vice President, Chief Financial Officer and Secretary of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 14, 2003	By:	/s/ CARMINE J. NAPOLITANO
Carmine J. Napolitano Vice President, Chief Financial Officer and Secretary